Exhibit 99.1

1700 South Patterson Boulevard Dayton, OH 45479 NEWS RELEASE

For further information:

John Hourigan

NCR Corporation

(937) 445-2078

john.hourigan@ncr.com

For Release on January 23, 2007

NCR Awards Manufacturing Contract to Solectron

Leading electronics manufacturer selected to produce ATMs, payment solutions and self-checkout systems for NCR in the Americas

DAYTON, Ohio – NCR Corporation (NYSE: NCR) has awarded a five-year contract to Solectron Corporation (NYSE: SLR), a leading provider of electronics manufacturing and integrated supply-chain services, to manufacture the company’s ATMs and payment solutions in the Americas and its self-checkout systems globally. As part of its recently announced global manufacturing realignment, NCR will transfer its Americas manufacturing to Solectron’s sites in Columbia, S.C., Guadalajara, Mexico and Jaguariuna, Brazil by the end of 2007.

“Expanding our relationship with Solectron supports our ability to remain competitive, build a sustainable cost structure, and better serve our customers’ needs by freeing up capital to invest in new product innovation,” said Bruce Langos, NCR senior vice president of Global Operations. “We believe this strategy will play a key role in helping us improve our longer-term operating margin.”

Solectron has been producing and assembling Teradata data warehouse servers as well as providing systems integration for NCR’s Teradata Division for seven years.

“Solectron is a proven entity,” said Langos. “The company has consistently demonstrated its ability to adhere to the same global quality standards for manufacture and testing that we demand of all of our manufacturing facilities worldwide.”

“NCR has been a valued customer for many years, and we are extremely pleased to extend our relationship,” said Doug Britt, executive vice president, Sales and Account

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Management, Solectron. “Our strength in manufacturing automated and self-service systems combined with our expertise in highly complex electro-mechanics, build-to-order, configure-to-order and system-level integration fits perfectly with NCR’s product line.”

About Solectron

Solectron Corporation is one of the world’s largest providers of complete product life cycle services. Solectron offers product design and new product introduction, supply-chain management, Lean manufacturing and aftermarket services such as product warranty repair and end-of-life support to leading customers worldwide. Solectron works with the world’s premier providers of networking, telecommunications, computing, storage, consumer, automotive, industrial, medical, and aerospace and defense products. The company’s industry-leading Lean Six Sigma methodology (Solectron Production System™) provides OEMs with quality, flexibility, innovation and cost benefits that improve competitive advantage. Based in Milpitas, Calif., Solectron operates in more than 20 countries on five continents and had sales from continuing operations of $10.6 billion in fiscal 2006. For more information, visit (www.solectron.com).

About NCR Corporation

NCR Corporation (NYSE: NCR) is a leading global technology company helping businesses build stronger relationships with their customers. NCR’s Teradata® data warehouses, ATMs, retail systems, self-service solutions and IT services provide Relationship Technology™ that maximizes the value of customer interactions and helps organizations create a stronger competitive position. NCR (www.ncr.com) is based in Dayton, Ohio.

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NCR and Teradata are trademarks or registered trademarks of NCR Corporation in the United States and other countries.

Note: SOLECTRON and the Solectron logo are registered trademarks of Solectron Corporation. The Solectron Production System, SPS, and Solectron Supply Chain Solutions Suite are also trademarks of Solectron Corporation. Other names mentioned are trademarks, registered trademarks or service marks of their respective owners.

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Note to Investors

This news release contains forward-looking statements, including statements as to anticipated or expected results, beliefs, opinions and future financial performance, within the meaning of Section 21E of the Securities and Exchange Act of 1934. Forward-looking statements include projections of revenue, profit growth and other financial items, future economic performance and statements concerning analysts’ earnings estimates, among other things. These forward-looking statements are based on current expectations and assumptions and involve risks and uncertainties that could cause NCR’s actual results to differ materially.

In addition to the factors discussed in this release, other risks and uncertainties include: the ability of NCR to execute successfully its global manufacturing realignment, including achieving a sustainable cost structure, investing in new product innovation and improving operating margins, and including the ability of parties with whom NCR contracts to meet their commitments to NCR; costs and uncertainties relating to the proposed separation of Teradata and NCR’s other businesses, including those relating to the ability of each to operate as an independent entity; the uncertain economic climate and its impact on the markets in general or on the ability of NCR to meet its commitments to customers, the ability of NCR’s suppliers to meet their commitments to NCR or the timing of purchases by NCR’s customers; the timely development, production or acquisition and market acceptance of new and existing products and services; shifts in market demands; continued competitive factors and pricing pressures; short product cycles and rapidly changing technologies; turnover of workforce and the ability to attract and retain skilled employees; tax rates; ability to execute the company’s business plan; general economic and business conditions; and other factors detailed from time to time in the company’s Securities and Exchange Commission reports and the company’s annual reports to stockholders. The company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.